                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                        2525 WEST END AVENUE, SUITE 1200
                           NASHVILLE, TENNESSEE 37203
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (615) 341-3926
            (Name, address and telephone number of Agent for Service)

                           PSYCHIATRIC SOLUTIONS, INC.
               (Exact Name of Obligor as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of Incorporation or Organization)

                                   22-2491707
                      (I.R.S. Employer Identification No.)

                         113 SEABOARD LANE, SUITE C-100
              FRANKLIN, TN (Address of Principal Executive Offices)

                                      37067
                                   (Zip Code)

             (see table of Additional Registrants on following page)

                   10-5/8% SENIOR SUBORDINATED NOTES DUE 2013
                         (TITLE OF INDENTURE SECURITIES)

                             ADDITIONAL REGISTRANTS

                                                          State or other        Primary              I.R.S
Name, address                                             jurisdiction of       Standard Industrial  Employer
and telephone                                             incorporation or      Classification Code  Identification
number                                                    organization          Number               Number
Psychiatric Solutions, Inc.                               AL                    8093                 23-2491707
Psychiatric Solutions of Alabama, Inc.                    TN                    8093                 62-1711427
Psychiatric Solutions of Coral Gables, Inc.               DE                    8093                 63-0857352
Psychiatric Solutions of Florida, Inc.                    TN                    8093                 62-1732340
Psychiatric Solutions of Tennessee, Inc.                  TN                    8093                 62-1734491
Solutions Center of Little Rock, Inc.                     TN                    8093                 62-1734488
Psychiatric Solutions of North Carolina, Inc.             TN                    8093                 62-1692189
PSI Community Mental Health Agency Management, Inc.       TN                    8093                 62-1734870
PSI-EAP, Inc.                                             DE                    8093                 51-0411229
Sunstone Behavioral Health, Inc.                          TN                    8093                 80-0051894
The Counseling Center of Middle Tennessee, Inc.           TN                    8093                 62-1383217
PSI Hospitals, Inc.                                       DE                    8093                 62-1871091
PSI Texas Hospitals, LLC                                  TX                    8093                 62-1871092
Psychiatric Practice Management of Arkansas, Inc.         TN                    8093                 62-1738261
Texas Cypress Creek Hospital, L.P.                        TX                    8093                 62-1864266
Texas West Oaks Hospital, L.P.                            TX                    8093                 62-1864265
Neuro Institute of Austin, L.P.                           TX                    8093                 56-2274069
Aeries Healthcare Corporation                             DE                    8093                 22-3682759
Aeries Healthcare of Illinois, Inc.                       IL                    8093                 22-3682760
Infoscriber Corporation                                   DE                    8093                 33-0878629
Collaborative Care Corporation                            TN                    8093                 62-1603168
Psychiatric Solutions Hospitals, Inc.                     DE                    8093                 62-1658476
Psychiatric Management Resources, Inc.                    CA                    8093                 33-0290342
PSI Cedar Springs Hospital, Inc.                          DE                    8093                 74-3081810
Psychiatric Solutions of Oklahoma, Inc.                   DE                    8093                 43-2001465
Texas Laurel Ridge Hospital, L.P.                         TX                    8093                 43-2002326
Texas Oaks Psychiatric Hospital, L.P.                     TX                    8093                 84-1618661
Texas San Marcos Treatment Center, L.P.                   TX                    8093                 43-2002231
Therapeutic School Services, LLC                          OK                    8093                 73-1559296
Bountiful Psychiatric Hospital, Inc.                      UT                    8093                 93-0893928
East Carolina Psychiatric Services Corporation            NC                    8093                 56-1317433
Great Plains Hospital, Inc.                               MO                    8093                 43-1328523
Gulf Coast Treatment Center, Inc.                         FL                    8093                 56-1341134
Havenwyck Hospital Inc.                                   MI                    8093                 38-2409580
H.C. Corporation                                          AL                    8093                 63-0870528
H.C. Partnership                                          AL                    8093                 63-0862148
HSA Hill Crest Corporation                                AL                    8093                 95-3900761
HSA of Oklahoma, Inc.                                     OK                    8093                 74-2373564
Michigan Psychiatric Services, Inc.                       MI                    8093                 38-2423002
Ramsay Managed Care, Inc.                                 DE                    8093                 72-1249464
Ramsay Treatment Services, Inc.                           DE                    8093                 65-0852413
Ramsay Youth Services of Alabama, Inc.                    DE                    8093                 52-2090040
Ramsay Youth Services of Florida, Inc.                    DE                    8093                 65-0816927
Ramsay Youth Services of Georgia, Inc.                    DE                    8093                 35-2174803
Ramsay Youth Services of South Carolina, Inc.             DE                    8093                 22-3600673
Ramsay Youth Services Puerto Rico, Inc.                   PR                    8093                 66-0555371
RHCI San Antonio, Inc.                                    DE                    8093                 74-2611258
Transitional Care Ventures, Inc.                          DE                    8093                 72-1235219
Transitional Care Ventures (Texas), Inc.                  DE                    8093                 51-0343645

(1) The address of each of these additional registrants is 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067. 1.

1.       GENERAL INFORMATION.

FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

        A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

                  Comptroller of the Currency
                  United States Department of the Treasury
                  Washington, D.C.  20219

                  Federal Reserve Bank
                  Richmond, Virginia 23219

                  Federal Deposit Insurance Corporation
                  Washington, D.C.  20429

         B)       WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Yes.

2.       AFFILIATIONS WITH OBLIGOR.

IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  None.

3.       VOTING SECURITIES OF THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE
TRUSTEE:

                  Not applicable - see answer to Item 13.

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

                  Not applicable - see answer to Item 13.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

                  Not applicable - see answer to Item 13.

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

                  Not applicable - see answer to Item 13.

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

                  Not applicable - see answer to Item 13.

8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                  Not applicable - see answer to Item 13.

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to Item 13.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE
(1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:

                  Not applicable - see answer to Item 13.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                  Not applicable - see answer to Item 13.

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                  Not applicable - see answer to Item 13.

13.      DEFAULTS BY THE OBLIGOR.

         A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  None.

         B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

                  None

14.      AFFILIATIONS WITH THE UNDERWRITERS.

IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

                  Not applicable - see answer to Item 13.

15.      FOREIGN TRUSTEE.

IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

                  Not applicable - trustee is a national banking association organized under the laws of the United States.

16.      LIST OF EXHIBITS.

LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

_1.      Copy of Articles of Association of the trustee as now in effect.*

_2.      Copy of the Certificate of the Comptroller of the Currency dated March
27, 2002, evidencing the authority of the trustee to transact business.*

_3.      Copy of the Certification of Fiduciary Powers of the trustee by the
Office of the Comptroller of the Currency dated March 27, 2002.*

_4.      Copy of existing by-laws of the trustee.**

_5.      Copy of each indenture referred to in Item 4, if the obligor is in default. Not Applicable.

X 6.     Consent of the trustee required by Section 321(b) of the Act.

X 7.     Copy of report of condition of the trustee at the close of business on
March 31, 2003, published pursuant to the requirements of its supervising authority.

_8.      Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not Applicable

_9.      Consent to service of process required of foreign trustees pursuant to
Rule 10a-4 under the Act.

         Not Applicable

------------------------


    *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-86036) and is incorporated by reference herein.

    **Previously filed with the Securities and Exchange Commission on May 13, 2003 as an Exhibit to Form T-1 (in connection with Registration Statement File No. 333-105207) and is incorporated by reference herein.




                                      NOTE

         The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and the State of Tennessee, on the 30th day of July, 2003.


                                       Wachovia Bank, National Association



                                       By: s/ Greta Wright
                                           -------------------------------
                                              Greta Wright
                                              Vice President

EXHIBIT T-6

                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Psychiatric Solutions, Inc. 10-5/8% Senior Subordinated Notes due 2013, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                         WACHOVIA BANK, NATIONAL ASSOCIATION



                                         By: /s/ Greta Wright
                                             -------------------------------
                                                  Greta Wright
                                                  Vice President


Nashville, Tennessee

July 30, 2003

EXHIBIT T-7


                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of Wachovia Bank, N.A., at the close of business on March 31, 2003, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

STATEMENT OF RESOURCES AND LIABILITIES

                                     ASSETS

                               Thousand of Dollars

Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin ...................           14,130,000
     Interest-bearing balances ............................................            2,142,000
Securities ................................................................             ////////
     Held-to-maturity securities (from Schedule RC-B, column A) ...........                    0
     Available-for-sale securities (from schedule RC-B, column D) .........           69,552,000
Federal funds sold and securities purchased under agreements to resell ....                    0
Federal funds sold in domestic offices ....................................            1,833,000
Securities purchased under agreements to resell(3) ........................            4,293,000
Loans and lease financing receivables (from Schedule RC-C):
     Loan and leases held for sale ........................................            8,101,000
     Loan and leases, net of unearned income ..............................          161,553,000
     LESS: Allowance for loan and lease losses ............................            2,716,000
     LESS: Allocated transfer risk reserve ................................                    0
     Loans and leases, net of unearned income and allowance
       (item.4.b misus 4.c) ...............................................          158,837,000
Trading assets (from Schedule RC-D) .......................................           26,199,000
Premises and fixed assets (including capitalized leases) ..................            4,255,000
Other real estate owned (from Schedule RC-M) ..............................              143,000
Investment in unconsolidated subsidiaries and associated companies
   (from Schedule RC-M) ...................................................              669,000
Customer's liability to this bank on acceptances outstanding ..............            1,485,000
Intangible assets .........................................................            9,499,000
     Goodwill..............................................................
Other intangible assets (from Schedule RC-M) ..............................            1,698,000
Other assets (from Schedule RC-F) .........................................           20,947,000

         TOTAL ASSETS .....................................................          323,783,000

                                   LIABILITIES
Deposits:
     In domestic offices ..................................................          188,964,000
       Noninterest-bearing ................................................           32,609,000
       Interest-bearing ...................................................          156,355,000
     In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (from Schedule RC-E, partII) .......................................           12,591,000
       Noninterest-bearing ................................................               21,000
       Interest-bearing ...................................................           12,570,000
Federal funds purchased in domestic offices(2) ............................            3,342,000
Securities sold under agreements to repurchase(3) .........................           26,168,000
Trading liabilities(from Schedule RC-D) ...................................           18,156,000
Other borrowed money (includes mortgage indebtedness and obligations
  under Capitalized leases)(from Schedule RC-M) ...........................           21,041,000
Bank's liability on acceptances executed and outstanding ..................            1,492,000
Subordinated notes and debentures .........................................            8,149,000
Other liabilities .........................................................           11,156,000
TOTAL LIABILITIES .........................................................          291,059,000
Minority Interest in consolidated subsidiaries ............................            1,327,000

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .............................                    0
Common Stock ..............................................................              455,000
Surplus ...................................................................           24,194,000
Retained Earnings .........................................................            4,660,000
Accumulated other comprehensive income ....................................            2,088,000
Other Equity Capital components ...........................................                    0
Total equity capital (sum of item 23 through 27) ..........................           31,397,000
Total liabilities and equity capital (sum of items 21,22, and 28 ..........          323,783,000